SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
           Proxy Statement Pursuant to Section 14(a) of the Securities
                              Exchange Act of 1934

Filed by the Registrant  [x]

Filed by a Party other than the Registrant

Check the appropriate box:

[ ]  Preliminary Proxy Statement    [ ] Confidential, For Use of the Commission
                                        Only (as permitted by Rule 14a-6(e)(2)
[X]  Definitive Proxy Statement

[ ]  Definitive Additional Materials

[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            Inmark Enterprises, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[ ]   Fee paid previously with preliminary materials


[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

(2)  Form, Schedule or Registration Statement no.:

(3)  Filing Party:

(4)  Date Filed:

                            INMARK ENTERPRISES, INC.
                                  1 Plaza Road
                            Greenvale, New York 11548
                          -----------------------------

                            NOTICE OF ANNUAL MEETING
                                 OF STOCKHOLDERS
                         -------------------------------


              The Annual Meeting of the Stockholders (the "Annual Meeting") of Inmark Enterprises, Inc. (the "Company") will be held at The Marriott Hotel, 101 James Doolittle Boulevard, Uniondale, New York 11553, at 10:00 a.m., local New York time, on September 15, 1998, to consider the following matters:

              (1) The election of six Directors to hold office until the next Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

              (2) The transaction of such other businesses as may properly come before the Annual Meeting or any adjournments thereof.

              The Board of Directors has fixed the close of business on July 22, 1998 as the record date for the Annual Meeting. Only stockholders of record of the Company's Common Stock at the close of business on July 22, 1998 will be entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. Shares can be voted at the Annual Meeting only if the holder is present or represented by proxy.

              The accompanying form of proxy is solicited by the Board of Directors of the Company. Reference is made to the attached Proxy Statement for further information with respect to the business to be transacted at the Annual Meeting.

              A complete list of stockholders entitled to vote at the Annual Meeting shall be open to the examination of any stockholder, for any purpose germane to the Annual Meeting, during ordinary business hours, for a period of at least ten days prior to the Annual Meeting, at the Company's principal offices, 1 Plaza Road, Greenvale, New York 11548.

              Stockholders are cordially invited to attend the Annual Meeting. Whether or not you expect to attend the Annual Meeting in person, please complete, date and sign the accompanying proxy card and return it without delay in the enclosed postage prepaid envelope. Your proxy will not be used if you are present and prefer to vote in person or if you revoke the proxy.

                                              By Order of the Board of Directors

                                              Donald A. Bernard
                                              Secretary


July 29, 1998

                            INMARK ENTERPRISES, INC.
                                  1 Plaza Road
                            Greenvale, New York 11548
                         -------------------------------

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                               SEPTEMBER 15, 1998
                     --------------------------------------


              This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Inmark Enterprises, Inc., a Delaware corporation (the "Company"), for use at the 1998 Annual Meeting of Stockholders of the Company and for any adjournments or postponements thereof (the "Annual Meeting") to be held at The Marriott Hotel, 101 James Doolittle Boulevard, Uniondale, New York 11553, at 10:00 a.m., local New York time, on September 15, 1998, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. A Board of Directors' proxy (the "Proxy") for the Annual Meeting is enclosed, by means of which you may vote as to the proposals described in this Proxy Statement.

              All Proxies which are properly completed, signed and returned to the Company prior to the Annual Meeting, and which have not been revoked, will be voted in accordance with the stockholder's instructions contained in such Proxy. In the absence of instructions, shares represented by such Proxy will be voted FOR the election of the nominees of the Board of Directors for Director. The Board of Directors is not aware of any business to be presented at the Annual Meeting except the matters set forth in the Notice and described in this Proxy Statement. If any other matters properly come before the Annual Meeting, the persons named in the accompanying Proxy will vote on those matters in accordance with their best judgment. A stockholder may revoke his or her Proxy at any time before it is exercised by filing with the Secretary of the Company at its principal executive offices at 1 Plaza Road, Greenvale, New York 11548, either a written notice of revocation or a duly executed Proxy bearing a later date, or by attending in person at the Annual Meeting and expressing a desire to vote his or her shares in person.

              This Proxy Statement and the accompanying Notice of Annual Meeting of Stockholders, Proxy and Annual Report on Form 10-K (including financial statements) for the fiscal year ended March 31, 1998 ("Fiscal 1998"), are being sent to stockholders on or about July 29, 1998.

                                VOTING SECURITIES

              July 22, 1998 has been fixed as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment or postponement thereof. As of that date, the Company had outstanding 4,480,326 shares of Common Stock, $.001 par value (the "Common Stock"), excluding treasury shares. The presence, in person or by proxy, of stockholders entitled to cast a majority of votes which stockholders are entitled to cast on a particular matter at the Annual Meeting will constitute a quorum for the Annual Meeting. Holders of Common Stock are entitled to one vote for each share owned upon all matters to be considered at the Annual Meeting. Proxies marked "Abstain" are included in determining a quorum, but broker proxies which have not voted in the election of Directors are not included in determining a quorum for such matter.

              Directors will be elected by a plurality of the votes cast at the Annual Meeting by the holders of shares present in person or represented by proxy and entitled to vote on the election of Directors. There is no cumulative voting in the election of Directors. All actions other than the election of Directors will be authorized by a majority of the votes cast at the Annual Meeting by the holders of shares entitled to vote thereon.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information as of July 15, 1998 with respect to stock ownership of (i) those persons or groups known to the Company to beneficially own more than 5% of the Company's outstanding Common Stock, (ii) each of the Directors and nominees of the Company and the Company's executive officers named in the summary compensation table, and (iii) the Company's Directors and executive officers as a group. Unless otherwise indicated, the named beneficial owner has sole voting and investment power with respect to the shares.


                                                                       Amount and Nature of               Percent
          Name and Address of Beneficial Owner                         Beneficial Ownership(1)           of Class(1)
          ------------------------------------                         --------------------              --------

(i)       Beneficial Owners of More Than 5% of the
          Common Stock (Other Than Directors,
          Nominees and Executive Officers)

          OG Holding Corporation                                          706,731(2)                         15.8%
          9745 Mangham Drive
          Cincinnati, OH 45215

          Robert F. Hussey                                                344,744(3)                         7.6%
          16 Westbury Road
          Garden City, NY 11530



                                       2




                                                                       Amount and Nature of               Percent
          Name and Address of Beneficial Owner                         Beneficial Ownership(1)           of Class(1)
          ------------------------------------                         --------------------              --------

(ii)      Directors, Nominees and Executive Officers
          John P. Benfield                                                583,788(4)                         12.2%
          c/o Inmark Enterprises, Inc.
          One Plaza Road
          Greenvale, NY 11548

          Donald A. Bernard                                               582,497(5)                         12.2%
          c/o Inmark Enterprises, Inc.
          One Plaza Road
          Greenvale, NY 11548

          Paul A. Amershadian                                             578,747(6)                         12.1%
          c/o Inmark Enterprises, Inc.
          One Plaza Road
          Greenvale, NY 11548

          Thomas E. Lachenman                                             706,731(2)                         15.8%
          c/o Optimum Group, Inc.
          9745 Mangham Drive
          Cincinnati, OH  45215

          Herbert M. Gardner                                              77,531(7)                          1.7%
          c/o Janney Montgomery Scott Inc.
          26 Broadway
          New York, NY 10004

          Joseph S. Hellman                                               12,813(8)                          *
          c/o Kronish, Lieb, Weiner & Hellman LLP
          1114 Avenue of the Americas
          New York, NY 10036-7798

(iii)     All Executive Officers and Directors as a                       2,542,107 (2)(4)(5)(6)(7)(8)       46.8%
          Group (6 persons)

------------------
*     Less than 1%.

(1) All information is as of July 15, 1998 and was determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, based upon information furnished by the persons listed or contained in filings made by them with the Securities and Exchange Commission.

(2) Represents shares of Common Stock registered in the name of OG Holding Corporation. Mr. Lachenman, a Director of the Company and President of the Company's wholly-owned subsidiary Optimum Group, Inc., is the President of, and owns 56.9% of the outstanding equity of, OG Holding Corporation.

(3) Includes 62,500 shares of Common Stock issuable upon exercise of immediately exercisable warrants.

(4) Includes 262,500 shares of Common Stock issuable upon exercise of immediately exercisable options and 34,121 shares of Common Stock issuable upon exercise of immediately exercisable warrants.

(5) Includes 262,500 shares of Common Stock issuable upon exercise of immediately exercisable options and 34,121 shares of Common Stock issuable upon exercise of immediately exercisable warrants. Also includes 3,750 shares held by Mr. Bernard's wife as to which Mr. Bernard disclaims beneficial interest.

(6) Includes 262,500 shares of Common Stock issuable upon exercise of immediately exercisable options and 34,121 shares of Common Stock issuable upon exercise of immediately exercisable warrants. Also includes 141,063 shares of Common Stock pledged to the Company as security for loans from the Company in the aggregate principal amount of $225,000. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS."

(7) Includes 37,500 shares of Common Stock issuable upon exercise of immediately exercisable warrants, 10,313 shares of Common Stock issuable upon exercise of immediately exercisable options, and 7,500 shares of Common Stock held in an individual retirement account for the benefit of Mr. Gardner. Excludes 7,500 shares of Common Stock held by Mr. Gardner's wife, as to which Mr. Gardner disclaims any beneficial interest, and 2,500 shares of Common Stock owned by the Gardner Family Foundation, a charitable organization, of which Mr. Gardner is President and a board member.

(8) Includes 10,312 shares of Common Stock issuable upon exercise of immediately exercisable options.

                              ELECTION OF DIRECTORS

              A Board of six Directors of the Company is to be elected at the Annual Meeting, each to serve, subject to the provisions of the Company's By-Laws, until the next Annual Meeting of Stockholders and until his successor is duly elected and qualified. It is management's recommendation that the accompanying form of Proxy be voted FOR the election as Director of the six persons named below, all of whom are currently Directors of the Company. The Board of Directors believes that the nominees named below are willing to serve as Directors. However, in the event that any of the nominees should become unable or unwilling to serve as a Director, the Proxy will be voted for the election of such person or persons as shall be designated by the Directors.

              The following table sets forth information with respect to each nominee for Director of the Company, all of whom are currently serving as Directors of the Company:

                                                Position with the Company and
                                                Principal Occupation or Employment                          Director
Name                                Age         During the Past Five Years                                    Since
----                                ---         ----------------------------------                          --------

Paul A. Amershadian                 50          Executive Vice President-Marketing and                        1996
                                                Sales and Treasurer of the Company since
                                                September 29, 1995 and of the Company's
                                                respective predecessors, SPAR Promotion
                                                & Marketing Services, Inc. ("Spar") and
                                                R.G. Meadows, Inc. ("Meadows"), from 1986
                                                to September 29, 1995; Secretary of the
                                                Company from October 16, 1996 to September
                                                16,   1997;   Director   of  the
                                                Company since May 1996.

John P. Benfield                    47          Director, President and Chief Executive Officer               1995
                                                of the Company since September 29, 1995;
                                                Chairman of the Board of the Company since
                                                October 16, 1996; Executive Vice President of
                                                Operations   of  both  Spar  and
                                                Meadows  from 1988 to  September
                                                29, 1995.

Donald A. Bernard                   65          Director, Executive Vice President and                        1995
                                                Chief Financial Officer of the Company
                                                since September 29, 1995; Secretary of
                                                the Company since September 16, 1997;
                                                Executive Vice President of Finance of
                                                both Spar and Meadows from 1990 to
                                                September 29, 1995.


                                        5




                                                Position with the Company and
                                                Principal Occupation or Employment                          Director
Name                                Age         During the Past Five Years                                    Since
----                                ---         ----------------------------------                          --------

Herbert M. Gardner                  58          Director of the Company since May 1, 1997;                    1997
                                                Senior Vice President of Janney Montgomery
                                                Scott Inc., an investment banking firm, since
                                                1978; Presently serves as Chairman of Board
                                                of Directors of Supreme Industries, Inc. and
                                                as a director of Nu Horizons Electronics Corp.,
                                                Transmedia Network, Inc., TGC Industries, Inc.,
                                                and Hirsch International Corp.

Joseph S. Hellman                   67          Director of the Company since May 1, 1997;                    1997
                                                Partner in the law firm of Kronish, Lieb,
                                                Weiner & Hellman LLP.

Thomas E. Lachenman                 47          President of Optimum Group, Inc., a                           1998
                                                wholly-owned subsidiary of the Company,
                                                since March 31, 1998, and of such company's
                                                predecessor from 1963 through March 31, 1998;
                                                Director of the Company since March 31, 1998.


              Thomas E. Lachenman was named a Director on March 31, 1998, immediately following the closing under the Asset Purchase Agreement (the "Optimum Agreement") relating to the acquisition of the assets of OG Holding Corporation, formerly known as Optimum Group, Inc. (the "Optimum Acquisition"). The Optimum Agreement also requires the Company's existing Board of Directors to nominate Mr. Lachenman in connection with the election of Directors at the Company's first Annual Meeting of the Stockholders following the closing under the Optimum Agreement.

Meetings and Committees of the Board of Directors

              The Board of Directors held seven meetings during Fiscal 1998 and acted by unanimous written consent on three occasions. Paul A. Amershadian attended fewer than 75 percent of the total number of meetings of the Board of Directors during Fiscal 1998.

              The Board of Directors has a standing audit committee and compensation committee. Herbert M. Gardner and Joseph S. Hellman are the sole members of both committees. The Company does not currently have a nominating committee.

              The audit committee reviews and reports to the Board of Directors with respect to various auditing and accounting matters, including recommendations to the Board of Directors as to the selection of the Company's independent auditors, the scope of audit procedures, general accounting policy matters and the performance of the Company's independent auditors. The audit committee held one meeting during Fiscal 1998.

              The   compensation   committee  was  formed  to  review  and  make
recommendations to the Board of Directors regarding all executive compensation matters. The compensation committee held three meetings during Fiscal 1998.

Compensation of Directors

              Prior to May 1, 1997, each non-employee Director was paid a Director fee of $2,500 for each meeting of the Board of Directors attended and all Directors were reimbursed for reasonable travel expenses incurred in connection with his attending Board meetings. From May 1, 1997 until April 1, 1998, each non-employee Director received an annual stipend equal to $6,000 per annum, a fee of $1,000 per Board meeting attended and a fee of $500 per Committee meeting attended, and was entitled to be reimbursed for reasonable travel expenses incurred in connection with his attending Board meetings. As of April 1, 1998, each non-employee Director receives an annual stipend equal to $10,000 per annum, a fee of $1,000 per Board meeting attended and a fee of $500 per Committee meeting attended, and all Directors continue to be reimbursed for reasonable travel expenses incurred in connection with attending Board meetings.

              Additionally, under a "formula plan" provided for in the Company's 1992 Stock Option Plan, each of the Company's non-employee Directors is granted an option to purchase up to 6,875 shares of Common Stock (as adjusted for the Company's 25% stock dividend paid on or about June 14, 1998 to shareholders of record on May 14, 1998) annually on each April 30 as long as he remains on the Board. Each such option becomes exercisable as to 50% of the shares covered thereby on the first anniversary of the date of grant and as to the remaining 50% of the shares on the second anniversary of the date of grant.

Compensation Committee Interlocks and Insider Participation in Compensation Decisions

              During Fiscal 1998, Herbert M. Gardner was a member of the Company's Compensation Committee and was an officer of Janney Montgomery Scott Inc., an investment banking firm that was retained to perform services for the Company in connection with the Optimum Acquisition during Fiscal 1998 and that continues to perform services for the Company during Fiscal 1999. Similarly, during Fiscal 1998, Joseph S. Hellman was a member of the Company's Compensation Committee and was a member of Kronish, Lieb, Weiner & Hellman LLP, a law firm that the Company retained as its general counsel for Fiscal 1998 and Fiscal 1999.

                               EXECUTIVE OFFICERS

              John P. Benfield, Donald A. Bernard, Paul A. Amershadian and Thomas E. Lachenman are the current executive officers of the Company. Each of those individuals has an employment contract with the Company for a term of office expiring on September 28, 2001 in the case of Messrs. Benfield, Bernard and Amershadian and on March 31, 2002 in the case of Mr. Lachenman. Additional information regarding those individuals is provided above in "Election of
Directors" and below in "Executive Employment Contracts, Termination of Employment and Change-in-Control Arrangements".


                             EXECUTIVE COMPENSATION

              Until the merger of Inmark Services, Inc. with and into the Company's wholly-owned subsidiary on September 29, 1995 (the "Merger"), the Company's affairs were directed by an executive committee comprising Robert F. Hussey and Courtlandt G. Miller, then the only Directors and officers of the Company, who received no salary for their services as such. From and after the Merger, the executive officers of Inmark Services, Inc. became the executive management of the Company. The following table sets forth the total compensation paid to the Company's chief executive officer and to each of the other executive officers of the Company whose compensation exceeded $100,000 during Fiscal 1998.


                           SUMMARY COMPENSATION TABLE

                                 Annual Compensation                        Long-Term Compensation
                                 -------------------                        ----------------------

                                                                          Other         Value of       Securities
                                                                          Annual        Restricted     Underlying       All Other
Name and                          Fiscal                                  Compen-       Stock          Options/         Compen-
Principal Position                 Year    Salary($)       Bonus($)       sation($)     Awards($)      SARs(#) *        sation($)
------------------                ------   ---------       --------       ---------     ---------      -----------      ---------

John P. Benfield                   1998    $240,000(6)     $60,000        --              --             187,500          8,000(5)
President and Chief Executive      1997    $220,000(4)     --             --              --             125,000          3,950(5)
Officer and Director(1)            1996    $200,000(2)     --(3)          --              --             109,121          --

Donald A. Bernard                  1998    $240,000(6)     $60,000        --              --             187,500          8,000(5)
Executive Vice President and       1997    $220,000(4)     --             --              --             100,000          3,950(5)
Chief Financial Officer and        1996    $200,000(2)     --(3)          --              --             109,121          --
Director(1)

Paul A. Amershadian                1998    $240,000(6)     $60,000        --              --             187,500          8,000(5)
Executive Vice President -         1997    $220,000(4)     --             --              --             100,000          3,950(5)
Marketing and Sales and            1996    $200,000(2)     --(3)          --              --             109,121          --
Director(1)

Thomas E. Lachenman                1998    $203,846(8)     $33,000(8)     --              --             --               8,000(8)
President - Optimum Group, Inc.    1997    --              --             --              --             --               --
and Director(7)                    1996    --              --             --              --             --               --

---------------------------

*     Adjusted for the Company's 25% stock dividend paid on or about June 14, 1998 to shareholders of record on May 14, 1998.

(1) Messrs. Benfield, Bernard and Amershadian commenced employment with the Company on September 29, 1995 upon consummation of the Merger.

(2) Represents annual base salary under employment contracts executed in connection with the Merger. Actual salary paid to the named individuals during the fiscal year ended March 31, 1996 is as follows: Mr. Benfield - $100,000; Mr. Bernard - $100,000; Mr. Amershadian - $100,000.

(3)   Does not  include a cash bonus  ($55,000 to Mr.  Benfield,  $40,000 to Mr.
      Bernard and $55,000 to Mr. Amershadian) paid by the Company as an obligation assumed in the Merger representing a bonus earned by these persons for services performed on behalf of Spar.

(4) Represents annual base salary, adjusted in October 1996, under employment contracts. Actual salary paid to the named individuals during Fiscal 1997 is as follows: Mr. Benfield - $210,000; Mr. Bernard - $210,000; Mr. Amershadian - $210,000.

(5) Represents executive's share of Company's matching contribution to Company's 401(k) Retirement Plan.

(6) Represents annual base salary, adjusted in October 1997, under employment contracts. Actual salary paid to the named individuals during Fiscal 1998 is as follows: Mr. Benfield - $230,000; Mr. Bernard - $230,000; Mr. Amershadian - $230,000.

(7) Mr. Lachenman commenced employment, at an annual base salary of $222,480 pursuant to an employment contract, with the Company's wholly-owned subsidiary, Optimum Group, Inc. on March 31, 1998 upon consummation of the Optimum Acquisition.

(8) Represents respectively, annual base salary, bonus and 401(k) Retirement Plan contribution paid by predecessor company of Optimum Group, Inc. during Fiscal 1998.


Stock Options

              The following tables set forth certain information concerning stock options granted to and exercised by the individuals named in the Summary Compensation Table during Fiscal 1998 and unexercised stock options held by such individuals at the end of Fiscal 1998.

Option Grants in Fiscal 1998 *


                                                                                             Potential Realizable Value
                                                                                               At Assumed Annual Rates
                                                                                             Of Stock Price Appreciation
                                                Individual Grants                                  For Option Term
---------------------------------------------------------------------------------------     ----------------------------
                                                 % of
                            Number of       Total Options
                            Securities        Granted to     Exercise or
                            Underlying       Employees in     Base Price     Expiration
Name                         Options         Fiscal Year      ($/Shares)        Date           5% ($)           10% ($)
----                        ----------      -------------    -----------     ----------        ------           -------


John P. Benfield            125,000(1)        19.9%           $4.00(2)        4/30/07         815,000         1,296,250
                             62,500(3)        10.0%           $5.60(2)        3/23/03         446,875           563,750
                            -------           -----                                         ---------         ---------
                            187,500           29.9%                                         1,261,875         1,860,000

Donald A. Bernard           125,000(1)        19.9%           $4.00(2)        4/30/07         815,000         1,296,250
                             62,500(3)        10.0%           $5.60(2)        3/23/03         446,875           563,750
                            --------          -----                                         ---------         ---------
                            187,500           29.9%                                         1,261,875         1,860,000

Paul A. Amershadian         125,000(1)        19.9%           $4.00(2)        4/30/07         815,000         1,296,250
                             62,500(3)        10.0%           $5.60(2)        3/23/03         446,875           563,750
                            -------           -----                                         ---------         ---------
                            187,500           29.9%                                         1,261,875         1,860,000

------------------------
*    Adjusted for the Company's 25% stock dividend paid on or about June 14, 1998 to shareholders of record on
     May 14, 1998.


(1) Includes 41,667 shares of common stock issuable upon the exercise of immediately exercisable stock options. The remaining 83,333 shares are issuable upon the exercise of stock options which become exercisable in equal installments in May 1999 and May 2000.

(2) The exercise price per share is equal to the fair market of the shares on the date of grant.

(3) Includes 20,834 shares of Common Stock issuable upon the exercise of immediately exercisable stock options. The remaining 41,666 shares are issuable upon exercise of stock options which become exercisable in equal installments in March 1999 and March 2000.

Aggregated Option Exercises in Fiscal 1998 and FY-End Option Values *

                                                                                                       Value of
                                                                                Number of             Unexercised
                                                                               Unexercised           In-the-Money
                                                                            Options at Fiscal      Options at Fiscal
                                                                               Year End (#)           Year End ($)
                               Shares Acquired                                 Exercisable/          Exercisable/
Name                           on Exercise (#)       Value Realized ($)       Unexercisable        Unexercisable (1)
----                           ---------------       ------------------     -----------------      -----------------

John P. Benfield                 ---                       ---              296,621/125,000        1,661,077/700,000

Donald A. Bernard                ---                       ---              296,621/125,000        1,661,077/700,000

Paul A. Amershadian              ---                       ---              296,621/125,000        1,661,077/700,000

------------------------
*     Adjusted for the Company's 25% stock dividend paid on or about June 14, 1998 to shareholders of record on May 14, 1998.

(1)   The value has been determined based on an average of the closing bid and ask price on March 31, 1998, the last trading day of Fiscal 1998.



                        COMPENSATION COMMITTEE REPORT ON
                             EXECUTIVE COMPENSATION

      The Board believes that increasing the value of the Company to its stockholders is the Board's most important objective and should be the key measure of management performance. The Board also believes that executive compensation should be objectively determined. For this reason, the Compensation Committee, which is made up of Directors who are not employees of the Company, is responsible for determining the compensation packages of the Company's executives. The Compensation Committee also approves the potential levels of contribution to the Company's 401(k) plan.

      The Compensation Committee's role in determining the compensation of the executives of the Company is to assure that the Company's compensation strategy is aligned with the Board's overall objective and that executive compensation is structured to provide fair, reasonable and competitive base salary levels and the opportunity for the executives to earn incentive compensation reflecting both the Company's and the individual's performance.

      The compensation package for Fiscal 1998 for the Company's Chief Executive Officer and other executive officers consisted of three elements: base salary, cash bonus and stock options. Base salaries are established by the employment agreements for each person within the executive group, subject to annual adjustment by the Compensation Committee. Factors considered in establishing salaries include the responsibilities of the position, compensation of executives in companies of similar size or in the same industry, external market conditions and financial performance of the Company. Annual cash bonus awards are based on the Company's financial performance. Stock options are intended to recognize the financial performance of the Company and of the executive and to create a sense of executive ownership in the Company.

      Specific factors that the Compensation Committee took into consideration in determining the compensation of the Company's Chief Executive Officer and other executive officers during Fiscal 1998 include: an increase in sales for Fiscal 1998 of approximately 37% over Fiscal 1997, a more than 62% increase in operating income for Fiscal 1998 over Fiscal 1997, a return on shareholders' equity during Fiscal 1998 of approximately 40%, and the consummation of the acquisition of the Optimum Group, Inc. (which is expected to add significantly to the Company's sales and profits during the fiscal year ending March 31, 1999 ("Fiscal 1999")). In addition, the Compensation Committee considered the unique qualifications of the Company's executive officers, who serve in a collegial manner as if the "Office of the CEO" with respect to major issues facing the Company, who are directly responsible for the success of the Company and who would be very difficult to replace.

      Finally, the Compensation Committee engaged the services of an outside compensation consultant to obtain information and advice about competitive levels of compensation and particular compensation techniques of public companies of comparable size which are engaged in comparable businesses, and to obtain recommendations regarding and assistance in structuring bonuses and stock option awards for Fiscal 1998 and executive compensation packages for Fiscal 1999.

                  Herbert M. Gardner
                  Joseph S. Hellman

Executive Employment Contracts, Termination of
Employment and Change-in-Control Arrangements
----------------------------------------------

         Pursuant to employment agreements, dated September 29, 1995 and amended by agreements dated as of May 2, 1997, the Company employed Messrs. Benfield, Bernard and Amershadian as President, Executive Vice President and Chief Financial Officer, and Executive Vice President Marketing and Sales, respectively. Each agreement, as amended, currently provides for a base salary of $250,000 and payment of bonuses based upon performance payable in cash and stock options according to a formula but limited in the aggregate to a value not in excess of 100% of base salary. The term of each agreement expires on September 28, 2001 (unless sooner terminated for cause, disability or incapacity) and automatically renews for additional one-year terms unless terminated by either party thereto upon at least sixty days notice before the expiration of the then current term.

         Pursuant to an employment agreement, dated March 31, 1998, the Company's subsidiary, Optimum Group, Inc., employed Mr. Lachenman as President and Chief Executive Officer. The agreement currently provides for a base salary of $222,480 and, in the event that the pre-tax profits of Optimum Group, Inc. equal or exceed $2 million in any fiscal year, a bonus equal to 17.7% of 7.5% of the amount of such pre-tax profits which do not exceed $3 million. The initial term of the agreement expires on March 31, 2002 (unless sooner terminated for cause) but the term of the agreement automatically continues thereafter unless terminated by either party thereto upon at least ninety days notice of termination effective on or after March 31, 2002.

         Each employment agreement prohibits the executive officer that is a party thereto from competing with the Company or inducing or attempting to influence any employee of the Company or any subsidiary to terminate his employment with the Company or any subsidiary during the term of the agreement and for a period of two years after the termination of the officer's employment with the Company, in the case of Messrs. Benfield, Bernard and Amershadian, and 18 months after the termination of the officer's employment with Optimum Group, Inc. or any of its affiliates, in the case of Mr. Lachenman. Each agreement also prohibits the executive officer from disclosing certain confidential information of the Company.

         Finally, the employment agreements with each of Messrs. Benfield, Bernard and Amershadian provide that if the officer's employment is terminated due to (i) the sale or transfer of a majority of the Company's outstanding capital stock, property or business assets, (ii) the consolidation or merger or the Company into or with another entity where the Company is not the surviving entity, or (iii) certain specified changes in the identity of the Board of Directors, the Company must make a lump sum cash payment to the executive officer in a maximum amount equal to two times the executive officer's then annual base salary.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On January 10, 1996, the Company loaned $200,000 to Paul A. Amershadian, the Company's Executive Vice President-Marketing and Sales and a Director. The loan bears interest at an annual rate of 10%. Pursuant to a Pledge Agreement, Mr. Amershadian pledged to the Company 141,063 shares of the Company's Common Stock owned by him (as adjusted for the Company's 25% stock dividend paid on or about June 14, 1998 to shareholders of record on May 14,
1998) to secure his obligation in connection with the loan. On April 7, 1997, the Company loaned an additional $25,000 to Mr. Amershadian. This additional loan bears interest at an annual rate of 10% and is payable in full, together with the principal sum of $25,000 and with the principal of and interest on the January 10, 1996 $200,000 loan, on April 7, 1999. On April 7, 1997, the Pledge Agreement was amended to secure the additional $25,000 loan as well as the original $200,000 loan to Mr. Amershadian.

         Joseph S. Hellman, a Director and nominee, is a member of Kronish, Lieb, Weiner & Hellman LLP, a law firm that the Company retained as its general counsel for Fiscal 1998 and Fiscal 1999.

         Herbert M. Gardner, a Director and nominee, is an officer of Janney Montgomery Scott Inc., an investment banking firm that has been retained, other than as participating underwriter in a syndicate, to perform services for the Company during Fiscal 1998 and Fiscal 1999.

         On  March  31,  1998,  Optimum  Group,  Inc.,   formerly  known  as  OG
Acquisition Corp., a wholly owned subsidiary of the Company, completed the acquisition of the assets of OG Holding Corporation, formerly known as Optimum Group, Inc. The purchase price for the Optimum Acquisition, which was paid to OG Holding Corporation, consisted of (i) approximately $8,700,000 in cash, (ii) a subordinated note of the Company in the principal amount of $2.5 million, (iii) 706,731 shares of Common Stock of the Company (as adjusted for the Company's 25% stock dividend paid on or about June 14, 1998 to shareholders of record on May 14, 1998), and (iv) the payment or assumption by Optimum Group, Inc., of approximately $2.0 million of the OG Holding Corporation's liabilities and debt. Mr. Lachenman is the President of, and owns 56.9% of the outstanding equity of, OG Holding Corporation.


                      COMPLIANCE WITH SECTION 16(a) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and Directors and persons who own more than 10% of a registered class of the Company's equity securities (collectively, the "Reporting Persons") to file reports of ownership and changes in ownership with the Securities and Exchange Commission and to furnish the Company with copies of these reports. To the Company's knowledge, based solely on a review of the Forms 3, 4, and 5 submitted to the Company during and with respect to Fiscal 1998, there are no known failures to file a required Form 3, 4 or 5 and no known late filings of a required Form 3, 4 or 5 during Fiscal 1998 by any person required to file such forms with respect to the Company pursuant to Section 16 of the Exchange Act.

                     Comparison of Cumulative Total Returns
                             Performance Graphs for

                            INMARK ENTERPRISES, INC.

         The following graph reflects a comparison of the cumulative total stockholder return (change in stock price plus reinvested dividends) of an initial $100 investment on March 31, 1994 in the Company's Common Stock, the Standard & Poors' 500 Stock Index and a peer group index consisting of those public companies traded on an exchange and listed under the Standard Industry Classification (S.I.C.) Code 7311 for Advertising, and other related S.I.C. Codes. The peer group is made up of: Acxiom Corporation, Advo, Inc., Concord EFS, Inc., Cendant Corporation, Dun & Bradstreet Corporation, Grey Advertising, Inc., Information Resources, Inc., PIA Merchandising Services, Inc., Quick Response Services, Inc. and Valassis Communications, Inc. The comparisons in this table are required by the Securities and Exchange Commission. The stock price performance shown on the graph is not intended to forecast or be indicative of future price performance.

[GRAPHIC OMITTED]


                                        Cumulative Total Return
                                        -----------------------

                         3/31/94     3/31/95     3/31/96     3/31/97     3/31/98
                         -------     -------     -------     -------     -------

IMKE                      100          31          67         146         215

S & P 500                 100         112         145         170         247

Peer Group                100         111         147         172         252

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

         KPMG Peat Marwick LLP was the Company's auditors for Fiscal 1998, and has been selected to serve as the auditors for the fiscal year ending March 31, 1999. A representative of KPMG Peat Marwick LLP is expected to be present at the Annual Meeting to respond to appropriate questions from stockholders and to make a statement if he desires to do so.


                                    EXPENSES

         The entire cost of preparing, assembling, printing and mailing this Proxy Statement, the enclosed Proxy, Annual Report on Form 10-K and other materials, and the cost of soliciting Proxies with respect to the Annual Meeting, will be borne by the Company. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for the reasonable out-of-pocket expenses of such solicitations. The Company has retained Morrow & Co., Inc. to solicit proxies for a fee of approximately $3,000 plus reimbursable expenses. The solicitation of Proxies by mail may be supplemented by telephone and telegram by officers and other regular employees of the Company, but no additional compensation will be paid to such individuals.


                              STOCKHOLDER PROPOSALS

         Proposals of stockholders intended to be presented at the Annual Meeting of Stockholders in 1999 and included in the Company's proxy statement and form of proxy for such annual meeting must be received by the Company at its principal executive office by no later than March 25, 1999.

                                              By order of the Board of Directors


                                              Donald A. Bernard
                                              Secretary


Greenvale, New York
July 29, 1998

THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (INCLUDING THE FINANCIAL STATEMENTS AND THE SCHEDULES THERETO, BUT EXCLUDING EXHIBITS), IS BEING MAILED WITH THIS PROXY STATEMENT. THE COMPANY WILL PROVIDE TO EACH PERSON SOLICITED BY THIS PROXY STATEMENT, ON THE WRITTEN REQUEST OF ANY SUCH PERSON AND UPON PAYMENT OF A FEE OF $3.00 PER EXHIBIT, A COPY OF ANY EXHIBIT TO THE ENCLOSED ANNUAL REPORT ON FORM 10-K. A LIST OF EXHIBITS IS SET FORTH IN SECTION IV OF THE ANNUAL REPORT ON FORM 10-K. REQUESTS FOR COPIES OF EXHIBITS SHOULD BE DIRECTED TO DONALD A. BERNARD, EXECUTIVE VICE PRESIDENT AND CHIEF FINANCIAL OFFICER, INMARK ENTERPRISES, INC., 1 PLAZA ROAD, GREENVALE, NEW YORK 11548 (TELEPHONE: (516) 625-3500).

PROXY
                            INMARK ENTERPRISES, INC.
                     1 Plaza Road, Greenvale, New York 11548

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

               ANNUAL MEETING OF STOCKHOLDERS - SEPTEMBER 15, 1998

         The undersigned hereby appoints John P. Benfield and Donald A. Bernard, or either of them, as Proxy or Proxies of the undersigned with full power of substitution to attend and to represent the undersigned at the Annual Meeting of Stockholders of Inmark Enterprises, Inc. (the "Company") to be held on September 15, 1998, and at any adjournments thereof, and to vote thereat the number of shares of stock of the Company the undersigned would be entitled to vote if personally present, in accordance with the instructions set forth on this proxy card. Any proxy heretofore given by the undersigned with respect to such stock is hereby revoked.

                                         Dated: ________________________,   1998

                                         _______________________________________

                                         _______________________________________

                                              Please sign exactly as name
                                              appears  above.  For  joint
                                              accounts,  each joint owner
                                              must sign. Please give full
                                              title  if   signing   in  a
                                              representative capacity.

               [ ] PLEASE CHECK IF YOU PLAN TO ATTEND THE MEETING

PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

1.       ELECTION OF DIRECTORS.

         NOMINEES: Paul A. Amershadian, John P. Benfield, Donald A. Bernard, Herbert M. Gardner, Joseph S. Hellman and Thomas E. Lachenman.

         [  ] FOR ALL nominees listed above.

         [  ] FOR ALL nominees listed above EXCEPT: ___________________________.

         (Instruction: To withhold authority to vote on any individual nominee, write the name above.)

         [  ] WITHHOLD AUTHORITY to vote for all nominees listed above.

2. ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.

If no specification is made, this proxy will be voted FOR Proposals 1 and 2 listed above.